April 23, 2009

U.S. Bank National Association, as Indenture Trustee of BXG Receivables Note Trust 2002-A

60 Livingston Avenue

St. Paul, MN 55107

Attention:	Corporate Trust Services/
BXG Receivables Note Trust 2002-A

Facsimile Number: (651) 495-8090

RE: Notice of Intention to Redeem BXG Receivables Note Trust 2002-A, Timeshare Loan-Backed Notes, Series 2002-A, Class A, Class B, Class C and Class D (collectively, the “Notes”)

Pursuant to and in accordance with Article X of that certain Indenture, dated as of November 15, 2002, by and among BXG Receivables Note Trust 2002-A, as Issuer, Bluegreen Corporation, as Servicer, Vacation Trust, Inc., as Club Trustee, Concord Servicing Corporation, as Backup Servicer and U.S. Bank National Association, as Indenture Trustee (the "Indenture"), we hereby notify you of the exercise of the Servicer’s option to redeem not less than all of the Notes. We shall redeem the Notes on Friday, May 8, 2009 (the “Redemption Date”).

As you have previously indicated that you would do so, we hereby request that you, as Indenture Trustee on behalf of the Servicer, give by first class mail, postage prepaid, mailed not less than fifteen (15) days prior to the Redemption Date to each Noteholder (April 23, 2009), at the address listed in the Note Register and to the Rating Agencies, the form of Notice of Full Redemption attached hereto as Exhibit A, all in accordance with Section 10.3 of the Indenture.

On or before the Business Day immediately preceding the Redemption Date, we shall deposit with you an amount equal to the Redemption Price and any amounts, fees and expenses that are required to be paid under the Indenture (less any portion of such payment to be made from funds held in any of the Trust Accounts). Capitalized terms not otherwise defined herein shall have the meaning given therein in the Indenture.

Bluegreen Corporation, as Servicer

By:	/s/ Allan J. Herz
Name:	Allan J. Herz
Title:	Senior Vice President, Mortgage
Operations and Assistant Treasurer

Exhibit A

Form of Notice of Full Redemption

(See attached)

Notice of Full Redemption

BXG RECEIVABLES NOTE TRUST 2002-A

Timeshare Loan-Backed Notes, Series 2002-A

Class A, Class B, Class C and Class D

NOTICE IS HEREBY GIVEN, on behalf of Bluegreen Corporation, as Servicer, and pursuant to the terms of the Indenture, dated as of November 15, 2002, by and among BXG Receivables Note Trust 2002-A, as Issuer, Bluegreen Corporation, as Servicer, Vacation Trust, Inc., as Club Trustee, Concord Servicing Corporation, as Backup Servicer and U.S. Bank National Association, as Indenture Trustee (the “Indenture”), that the outstanding BXG Receivables Note Trust 2002-A, Timeshare Loan-Backed Notes, Series 2002-A, Class A, Class B, Class C and Class D (collectively, the “Notes”) have been called for full redemption on May 8, 2009 (the “Redemption Date”) at a price for each Class of Notes of the sum of the Outstanding Note Balance of such Class of Notes on the Redemption Date, together with the interest accrued thereon at the applicable Note Rate up to and including the Redemption Date (the “Redemption Price”) as depicted below for each Class of Notes. All capitalized terms not defined herein shall have the meaning given them in the Indenture. The Notes to be redeemed are:

Class	Stated Maturity	Initial Note Balance	Note Rate	CUSIP No.*
A	September 2014	$86,899,000	4.580%	056061 AA 2
B	September 2014	$21,724,000	4.740%	056061 AB 0
C	September 2014	$23,535,000	5.735%	056061 AC 8
D	September 2014	$38,018,000	7.750%	056061 AD 6

REDEMPTION PRICE:

Class	Redemption Date Outstanding Note Balance	accrued interest	Redemption Price
A	$7,697,778.76	$23,154.19	$7,720,932.95
B	$1,923,694.67	$5,988.49	$1,929,683.16
C	$2,084,669.25	$7,851.82	$2,092,521.07
D	$3,367,465.73	$17,139.75	$3,384,605.48

Payment of the Redemption Price in respect of each Note called for redemption will become due and payable on the Redemption Date upon presentation and surrender thereof in the following manner:

If by Mail: U.S. Bank Corporate Trust Services P. O. Box 64111 St. Paul, MN 55164-0111	If by Hand or Overnight Mail: U.S. Bank 60 Livingston Avenue 1st Floor – Bond DropWindow St. Paul, MN 55107

1-800-934-6802

Noteholders presenting their notes in person for same day payment must surrender their bond(s) by 1:00 P.M. on the Redemption Date and a check will be available for pick up after 2:00 P.M. Checks not picked up by 4:30 P.M. will be mailed out to the noteholder via first class mail. If payment of the Redemption Price is to be made to the registered noteholder of a Note, you are not required to endorse such Note to collect the Redemption Price.

Interest on the principal amount designated to be redeemed shall cease to accrue if payment of the Redemption Price is made on the Redemption Date.

IMPORTANT NOTICE

Under the Interest and Dividend Tax Compliance Act of 1983 as amended by the Energy Policy Act of 1992, 31% will be withheld if tax identification number is not properly certified.

*The Indenture Trustee shall not be held responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness indicated in the Redemption Notice. It is included solely for convenience of the Noteholders.

DATED THIS 23rd DAY OF APRIL, 2009

BY U.S. BANK NATIONAL ASSOCIATION

as Indenture Trustee